MANUFACTURING AGREEMENT
                             -----------------------

         This agreement made the 20th day of December 2000 by and between AMERICAN TOOL & Mold Inc. herein after referred to "ATM" and RETRAC MEDICAL INC. herein after referred to as RETRAC.

         Retrac is the owner and holder of certain patented medical products know as the Stat Trac retractable needle safety syringe.

         ATM has the knowledge and ability to design and build molds and to do the molding (manufacture plastic parts through American Technical Molding a division of ATM's) of Retracs medical syringes.

         1) ATM and Retrac agree to do business together. Retrac assigns AT1V to design and build the pre-production and the production molds to produce their retractable needle safety syringe plastic parts and for ATM to do the molding, assembly, printing and packaging of all the plastic parts from said molds. Once built and paid for by Retrac, all molds will be owned by and be the exclusive property of Retrac Medical, Inc.

         2) ATM agrees to design and build the molds for these specific plastic parts described as the Retrac retractable needle safety syringe.

         3) ATM further agrees, at ATM's own expense, to establish and constrict a limited access assembly and packaging area, meeting standards appropriate for such medical device assembly and in compliance with U.S Quality System Regulations (title 21, CFR) This area will be used exclusively for the printing, assembly and packaging of the Retrac syringe.

         4) In the consideration of establishing this assembly room facility Retrac will award ATM exclusive the right to manufacture, design and build the pre-production and the production molds for the Retrac program for world wide use. AIM will also have the right to mold, print, assemble and package all syringes for sale in North America. An exception may exist if Retrac contracts and/or licenses Terumo Corporation to sell Retrac retractable needle safety syringes under the Terumo flame. Retrac desires to produce all syringes for sale, however should Terumo require that some or all parts of the syringe be produced by Terumo as a condition of the agreement, ATM will have exclusive right to build molds and do only such other steps as requested or required by Terumo. This exception exist only if required by Terumo and only for such production volume for which Terumo is authorized.


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         5)       The cost for the pre-production molds and the cost for the production molds will be as already quoted and as needed to be quoted in the future for the entire Retrac project.

         6) The cost of the production of the parts (molding), printing, assembly and packaging from the pre-production molds and from the production molds will he as quoted and or as will be quoted in the future.

         7) In the event that there is any pricing dispute between ATM and Retrac in regard to pricing for the cost of the molds and/or the piece price production (molding) ATM and Retrac will each seek one competitive quotation from a competitor performing similar mold making or production for comparison, the parties agree that the price to paid to ATM will not exceed the average of the two competitive quotes so selected.

         8) The terms of this agreement between ATM and Retrac shall be for a period of ten (10) years from contract date, or the life of the product whichever is longer, unless agreed in writing by both parties. This agreement covers the Retrac retractable needle safety syringe and/or any improved or substituted product and/or material.

         9) ATM agrees that it will perform the services and manufacturing required herein in a manner and in a form which is acceptable under generally accepted industry standards and the Quality System Regulations (Title 21, CFR). ATM further warrants that the said work and services shall be performed in a good workman like manner and in compliance with specifications and tolerances agreed upon by both parties. Additionally, any warranties in regard to the mold(s) arid production by ATM shall be limited to the parts produced by ATM for Retrac for the production thereof and no other. There are no other warranties, either expressed and/or implied. Each party will carry 1iability insurance of a type and amount appropriate to their responsibilities and to the production of medical devices.

         10) Retrac warrants that it has the sole rights to the design, manufacturing and sale of this product (Retrac) and agrees to indemnity and hold harmless ATM for any action and/or damages incurred by ATM for any patent or design infringements.

         11)      ATM agrees to sign a confidentiality agreement with Retrac.

         12) The parties hereto agree that in the event of any dispute, or claim of default arising out of this agreement, or the performance hereof; that cannot be settled through negotiation between the parties, said dispute shall be submitted to arbitration under the rules of the American Arbitration Association for binding arbitration.

         13) The parties hereto agree that this agreement shall be construed in accordance with the laws o 1the state of Florida and that any jurisdiction or venue shall be in Pinellas County, Florida, USA. In the event that it is necessary for either party

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                  hereto to enforce the provisions of this agreement, the
                  prevailing party in such a arbitration or enforcement action shall be entitled to be reimbursed for all cost of such action, including a reasonable attorney's fee.


Witnesses:

                                        American Tool & Mold Inc.
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                                        By /s/ Demetre Lourlourgas
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                                        Demetre Lourlourgas, President

                                        Retrac Medical Inc.
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                                        By /s/ Thomas Sassone
-----------------------------------       --------------------------------------
                                        Thomas Sassone, President